                    FOR:   International Speedway Corporation
                                                                             CONTACT:  Wes Harris
                                                                                                  Director of Investor Relations
                                                                                                  (386) 947-6465

FOR IMMEDIATE RELEASE

INTERNATIONAL SPEEDWAY REPORTS 2003 THIRD QUARTER RESULTS

            DAYTONA BEACH, FLORIDA – October 8, 2003 – International Speedway Corporation (“ISC”) (Nasdaq/NM: ISCA; OTC Bulletin
Board: ISCB) today reported results for the third quarter ended August 31, 2003. Total revenues for the third quarter increased to $160.6 million compared to revenues of $136.4 million in the prior-year period.  Operating income was $59.0 million during the period compared to $49.1 million in the third quarter of fiscal 2002.  Net income for the third quarter of fiscal 2003 was $36.0 million, or $0.68 per diluted share, compared to net income of $29.6 million, or $0.56 per diluted share, in the prior-year period.  Of note, Darlington’s fall NASCAR Winston Cup event contributed to 2003 third quarter results, while the event was held in the fourth quarter of fiscal 2002.

For the nine months ended August 31, 2003, total revenues increased to $411.1 million from $378.9 million in 2002.  Operating income for the nine-month period was $135.2 million compared to $128.9 million in the prior year period.  Net income was $73.8 million, or $1.39 per diluted share, in 2003.  The 2003 results include a second quarter non-cash pre-tax charge of $2.8 million, or $0.03 per diluted share after-tax, for the net book value of assets removed as part of a track reconfiguration project at Homestead-Miami Speedway.  In the first nine months of 2002, income before the cumulative effect of an accounting change was $69.3 million, or $1.30 per diluted share.  Net loss for the nine months ended August 31, 2002 was $448.0 million, or $8.44 per diluted share, which includes a one-time charge of $517.2 million, or $9.74 per diluted share, associated with the adoption of Statement of Financial Accounting Standards No. 142.

The third quarter of 2003 was highlighted by continued growth in NASCAR media rights revenue and sold-out attendance for Winston Cup events at Michigan, Chicagoland and Darlington.  The Company’s IRL IndyCar races during the quarter also posted strong attendance gains, highlighted by sold-out crowds at Kansas and increased year-over-year attendance for the events at Richmond and Michigan.  Increased overall spending by the Company’s corporate customers also contributed to revenue growth during the quarter.  Additionally, despite lower than expected attendance-related revenues for the Winston Cup weekend in Daytona and the weather impacted Watkins Glen Winston Cup weekend, both posted year-over-year revenue growth.

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“We are pleased to report another quarter of record results on a comparable basis,” commented Lesa France Kennedy, President of International Speedway Corporation.  “Higher broadcast and media rights fees remained a key driver of revenue growth, and we continued to draw large crowds for our events highlighted by seven sold-out major events during the quarter.  Spending by our corporate partners also increased for the quarter, and we expect growth in this category for the remainder of 2003.”

To date in the fourth quarter, the Company has hosted several major events, including successful Winston Cup weekends at Richmond and Kansas.  Richmond’s weekend was highlighted by record attendance for the Busch series race and a sold-out crowd for the Winston Cup event, and Kansas once again hosted sold-out weekend crowds for both the Busch and Winston Cup races.  Both facilities added capacity during 2003, including 1,500 grandstand seats at Kansas and a net 3,100 grandstand seats and six luxury suites at Richmond.  Two successful IRL IndyCar weekends have also been held to date in the fourth quarter.  Chicagoland hosted a sold-out crowd for its event, and attendance for California’s IndyCar race was more than double the prior year.

In Talladega, the exciting on-track competition and thrilling conclusion entertained fans, and the television coverage generated the highest national broadcast rating ever for a Winston Cup race in direct competition against the NFL.  However, despite the strong show and outstanding growth in television ratings, the weekend’s attendance-related results were below management’s expectations.  The Company attributes softer attendance-related revenues for the weekend primarily to economic weakness as fans attending Talladega’s events travel further than for other ISC events, with the exception of the Daytona 500.

For the remainder of the fourth quarter, ISC will host NASCAR Winston Cup weekends at Phoenix, North Carolina and Homestead-Miami Speedway, as well as a CART weekend at California.  Overall advance ticket sales for the NASCAR weekends are trending ahead of last year, however ticket sales for California’s CART event are substantially behind 2002.  As such, the Company is expecting revenue results from the CART weekend to be considerably lower than the prior year and below management’s expectations.

Primarily as a result of the Talladega Winston Cup weekend and the expected shortfall for California’s CART event, the Company is lowering its fourth quarter guidance for total revenues slightly to a range of $163 million to $168 million.  As a result of the combined impact from Talladega and California, and, to a lesser extent, higher-than-expected legal fees for the quarter relating to the ongoing Ferko litigation, ISC is revising its earnings guidance to a range of $0.61 to $0.63 per diluted share.  The Company previously expected fourth quarter revenue of $165 million to $170 million and earnings in the range of $0.64 to $0.66 per diluted share.

Ms. France Kennedy concluded, “As we look forward to 2004, we are excited about several opportunities to grow our business.  From a media perspective, NASCAR domestic television broadcast rights fees are expected to increase 21 percent over 2003.  On the sponsorship side, only three of our Nextel Cup race entitlements remain open compared to six open Cup entitlements at this time last year.  Recently signed major entitlement renewals have been reached with Subway at North Carolina and Carolina Dodge Dealers at Darlington.

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“Additionally, we believe Nextel’s involvement as the NASCAR Cup Series sponsor beginning next year will help grow our fan base, attract new corporate sponsors and create additional opportunities for growth in 2004 and beyond.  NASCAR’s approval of our realignment proposal resulting in an additional Nextel Cup event in California is also expected to contribute incrementally to next year’s results.  Finally, our strong cash flows provide the financial flexibility to quickly capitalize on potential growth opportunities in the business.  Our Board of Directors recently approved the construction of 1,400 seats at Richmond for 2004, and we continue to evaluate opportunities for other capacity additions throughout our portfolio of facilities to match increases in fan demand over the longer term.”

The management of ISC will host a conference call today with investors at 9:00 a.m. Eastern Time which may also be accessed via the Internet at the Company’s Web site, www.iscmotorsports.com, under the “Investor Relations” section.

International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 events annually.  The Company owns and/or operates 12 of the nation’s major motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; North Carolina Speedway in Rockingham; Darlington Raceway in South Carolina; Watkins Glen International in New York; and Nazareth Speedway in Pennsylvania.  Other track interests include an indirect 37.5% interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago, Illinois.

The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name “Americrown.”  For more information, visit the Company's Web site at www.iscmotorsports.com.

Statements made in this release that express the Company’s or management's beliefs or expectations and which are not historical facts or which are applied prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward looking statements. The Company’s results could be impacted by risk factors, including, but not limited to, weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events.  Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Q's. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be needed to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

(Tables Follow)

Condensed Consolidated Balance Sheets

		November 30, 2002		August 31, 2003 (Unaudited)
		(In Thousands)		
ASSETS				
Current Assets:				
Cash and cash equivalents	$	109,263	$	217,823
Short-term investments		200		200
Receivables, less allowance of $1,500		30,557		42,292
Inventories		4,799		6,533
Prepaid expenses and other current assets		3,784		13,759
Total Current Assets		148,603		280,607
Property and Equipment, net of accumulated depreciation of $192,433 and $224,355, respectively		859,096		865,812
Other Assets:				
Equity investments		31,152		33,306
Goodwill		92,542		92,542
Other		24,578		20,264
		148,272		146,112
Total Assets	$	1,155,971	$	1,292,531
LIABILITIES AND SHAREHOLDERS' EQUITY				
Current Liabilities:				
Accounts payable	$	17,506	$	16,135
Deferred income		98,315		130,208
Current portion of long-term debt		5,775		6,775
Income taxes payable		3,939		12,926
Other current liabilities		10,968		16,524
Total Current Liabilities		136,503		182,568
Long-Term Debt		309,606		302,115
Deferred Income Taxes		74,943		100,901
Long-Term Deferred Income		11,709		12,175
Other Long-Term Liabilities		885		587
Commitments and Contingencies		-		-
Shareholders' Equity:				
Class A Common Stock, $.01 par value, 80,000,000 shares authorized; 25,319,221 and 28,144,258 issued and outstanding at November 30, 2002 and August 31, 2003, respectively		253		281
Class B Common Stock, $.01 par value, 40,000,000 shares authorized; 27,867,456 and 25,073,917 issued and outstanding November 30, 2002 and August 31, 2003, respectively		279		251
Additional paid-in capital		693,463		694,733
Retained (deficit) earnings		(67,641)		2,964
Accumulated other comprehensive loss		(874)		(574)
		625,480		697,655
Less: unearned compensation-restricted stock		3,155		3,470
Total Shareholders' Equity		622,325		694,185
Total Liabilities and Shareholders' Equity	$	1,155,971	$	1,292,531

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended August 31,	
	2002	2003
	(Unaudited)	
	(In Thousands)	
OPERATING ACTIVITIES		
Net (loss) income	$ (447,961)	$ 73,809
Adjustments to reconcile net (loss) income to net cash provided by operating activities:		
Cumulative effect of accounting change	517,249	-
Depreciation and amortization	30,641	32,500
Amortization of unearned compensation	1,087	1,280
Amortization of financing costs	1,252	240
Deferred income taxes	19,902	25,958
Undistributed income from equity investments	(1,260)	(2,154)
Homestead-Miami Speedway track reconfiguration	-	2,829
Other, net	(1,606)	(49)
Changes in operating assets and liabilities:		
Receivables, net	(3,400)	(11,735)
Inventories, prepaid expenses and other current assets	(12,044)	(11,723)
Accounts payable and other current liabilities	3,162	4,185
Deferred income	26,705	32,359
Income taxes payable	9,610	8,987
Net cash provided by operating activities	143,337	156,486
INVESTING ACTIVITIES		
Capital expenditures	(36,802)	(42,116)
Proceeds from asset disposals	399	178
Proceeds from affiliate	-	4,075
Proceeds from short-term investments	200	200
Purchases of short-term investments	(200)	(200)
Proceeds from restricted investments	1,263	-
Other, net	(383)	(1,034)
Net cash used in investing activities	(35,523)	(38,897)
FINANCING ACTIVITIES		
Payment of long-term debt	(9,050)	(5,500)
Cash dividends paid	(3,191)	(3,193)
Reacquisition of previously issued common stock	(831)	(336)
Payments under credit facilities	(70,000)	-
Proceeds from interest rate swap	3,213	-
Net cash used in financing activities	(79,859)	(9,029)
Net increase in cash and cash equivalents	27,955	108,560
Cash and cash equivalents at beginning of period	71,004	109,263
Cash and cash equivalents at end of period	$ 98,959	$ 217,823

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